EXHIBIT 99.2
MRV ANNOUNCES CLOSING OF FIBERXON, INC. ACQUISITION
Company Updates Guidance for Q207
Chatsworth, California—July 2, 2007. MRV Communications, Inc. (NASDAQ: MRVC) and its wholly owned subsidiary, Luminent, Inc., today announced that MRV closed its previously announced acquisition of Fiberxon, Inc., effective July 1, 2007. As a result, the former stockholders of Fiberxon are entitled to receive a combination of cash, shares of MRV common stock, and a deferred consideration payment, and MRV assumed all outstanding options to purchase shares of Fiberxon common stock on a basis that preserves the intrinsic value of such options. As previously announced MRV intends to combine Fiberxon with Luminent and operate the combined business under a single unified management team.
Commented Noam Lotan, President and CEO of MRV, “We are very excited about closing the acquisition of Fiberxon, and believe that its combination with Luminent creates one of the largest, most comprehensive manufacturers of optical transceivers for telecommunications networks. The combined company is expected to be a leader in providing BPON, GPON and GE-PON transceivers for the fast growing FTTX market and will also have a strong position in supplying metro transceivers including the rapidly expanding 10-gig opportunity.”
Near Margalit, CEO of Luminent, stated “We are dedicated to integrating Fiberxon and Luminent and believe the combination of the two companies addresses our customers’ growing need for optical component suppliers that provide a broader range of solutions, continued device innovation and competitive prices. The addition of Fiberxon allows us to significantly increase customer diversification and expand our presence in lower cost Asian manufacturing operations. In addition, the consolidation of our supply chains, manufacturing lines and technical expertise should reduce the cost of production through economies of scale and increased productivity. We also believe the unification of the two senior management teams will strengthen the combined company providing an experienced leadership team focused on capitalizing on the many opportunities in front of us.”
Prior to the closing, on June 26, 2007, the parties to the acquisition amended the Agreement and Plan of Merger to provide for certain stock transfer restrictions, to adjust the timing of the deferred consideration payment and the duration of the related set-off period during which MRV may seek recourse for certain fees and expenses from the Fiberxon stockholders, and to adjust and/or remove certain closing conditions. Most significantly, MRV agreed to remove the delivery of Fiberxon’s audited financial statements for the 2004, 2005, and 2006 fiscal years as a closing condition. While prior to the execution of the amendment Fiberxon had been able to fulfill substantially all of its closing conditions, Fiberxon had not been able to deliver to MRV and Luminent Fiberxon’s audited financial statements for the periods specified under the Agreement and Plan of Merger. After discussion with Fiberxon and Fiberxon’s auditors, MRV determined that Fiberxon’s audited financial statement were not currently deliverable and that Fiberxon and its auditors could not commit or estimate as to when such financial statements would be available. MRV’s board of directors considered the risks inherent in proceeding with the transaction in the absence of Fiberxon’s audited financial statements and concluded that it was in the best interests of MRV and its stockholders to proceed with the amendment to the Agreement and Plan of Merger and consummation of the transaction.

Under Securities and Exchange Commission regulations applicable to companies, like MRV, which are obligated to file current and periodic reports under the Securities Exchange Act of 1934, MRV is required to file the audited financial statements of any material business that it acquires within 75 days of the closing date of the acquisition. If MRV does not receive the audited financial statements within the required period the company may face significant consequences, including, among others, possible delisting of its common stock from The Nasdaq Stock Market for violation of its listing rules requiring that Nasdaq listed companies to comply with any obligation of any person regarding filing or disclosure of information material to the issuer or its Nasdaq listed security, whether such obligation arises under the federal securities laws or the rules and regulations promulgated thereunder or other applicable federal or state statutes or rules. Further, if MRV does not receive and file the necessary Fiberxon financial statements within the required period it faces additional risks that may negatively affect its operations and financial condition, such as experiencing a default on its outstanding convertible notes requiring accelerated repayment or conversion, and an inability to use Form S-3 when registering securities, including for any post-effective amendments of existing effective registration statements. A more complete discussion of these risks related to the closing of the acquisition in the absence of the Fiberxon audited financial statements is included in MRV’s Current Report on Form 8-K filed on July 2. 2007.
Continued Mr. Lotan, “Despite Fiberxon’s difficulties in providing us with audited financial statements prior to closing, we believe that its fundamental business is sound, its employees are committed and enthusiastic, and that its presence in the People’s Republic of China provides MRV and Luminent a key strategic advantage.”
Merriman Curhan Ford & Co. acted as financial advisor to MRV Communications, Inc. on the acquisition of Fiberxon.
Updated Guidance for Q2 2007
MRV also reaffirmed its estimate that revenues for the second quarter of 2007 will be in the range of $95 million to $99 million, as previously announced on April 25, 2007, but revised its forecast for net income per share on a non-GAAP basis. Non-GAAP net income per share for the second quarter of 2007, which excludes the effect of SFAS No. 123(R) non-cash share-based compensation (which is forecasted to be approximately $0.01 per share), is now expected to be in a range of ($0.01) to $0.00 per share, compared to the range of $0.00 to $0.01 per share previously announced on April 25, 2007. MRV is now projecting a lower non-GAAP net income range for the second quarter of 2007 primarily as a result of lower than expected gross profit due to product mix in the Company’s Networking Segment.
MRV plans to host a conference call for analysts and investors to discuss full quarterly results on July 25, 2007 at 4:30 p.m. ET. A financial presentation designed to guide participants through the call will also be available. MRV will offer its live audio broadcast of the conference call, along with the financial presentation, on the MRV Investor website at http://ir.mrv.com. For replay information, please visit the MRV Investor website.

Forward-Looking Statements
This press release contains statements regarding MRV’s acquisition of Fiberxon, the expected combination of Fiberxon and Luminent, the timetable for completion of the Fiberxon audit, the ability to complete the Fiberxon audit, future financial and operating results, benefits and synergies of the proposed transaction and other statements about MRV, Luminent and Fiberxon’s managements’ future expectations, beliefs, goals, plans or prospects that are based on current expectations, estimates, forecasts and projections about Luminent and Fiberxon and the combined company, as well as Luminent’s and Fiberxon’s and the combined company’s future performance and the industries in which Luminent and Fiberxon operate and the combined company will operate, in addition to managements’ assumptions. These statements constitute forward- looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “hopes,” “envision,” “targets,” “intends,” “plans,” “believes,” “seeks,” “should,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical facts. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Actual results could differ materially because of the following factors, among others, which may cause revenues and income (loss) to fall short of (exceed) anticipated levels: the status and progression of Fiberxon’s financial reconstruction and audit work, which will involve or require, among other things, continuing diligence, which could reveal matters not now known, and which could result in further delays in obtaining the Fiberxon financial statements or reveal an inability to obtain such financial statements at all; any resulting delisting, defaults or other negative impacts on MRV’s common stock and liabilities resulting from failure to timely obtain the Fiberxon financial statements; potential difficulties in integration of Fiberxon, including transition to MRV and/or Luminent policies and procedures, systems and leadership; the adjustment of MRV and Luminent personnel to operating in China, including awareness of and compliance with local business practice and regulatory requirements; other difficulties assimilating Fiberxon’s operations, technologies, products, management or employees, particularly because they are located in China where English is not widely spoken, the culture and political, monetary, economic, financial or monetary systems, accounting principles and controls being different from those of the U.S. and Taiwan where Luminent has offices, operations and facilities, the diversion of management’s attention to business concerns of Fiberxon; risks inherent entering the China market and doing business in China, including the worsening of relations between the U.S. and China and Taiwan and China, where neither Luminent nor MRV has prior experience, and problems inherent when any foreign enterprise conducts business in China; changes in China’s currency or in exchange rates between the U.S. dollar and Chinese Yuan; rigorous competition relating to Luminent’s entry into new markets or from its existing markets; market acceptance of new products and technologies; continued acceptance of existing products; adverse affects from product price discounts, the timing and amount of significant orders from customers, delays in product development and related product release schedules; obsolete inventory or product returns; warranty and other claims on products; technological shifts; the availability of competitive products at prices below Luminent’s and Fiberxon’s prices; the continued ability to protect intellectual property rights of Luminent and Fiberxon; changes in product mix; maturing product life cycles; product sale terms and conditions; implementation of operating cost structures that align with revenue growth; the financial condition of Luminent’s and Fiberxon’s customers and vendors; adverse results in litigation; the impact of legislative actions, higher insurance costs and potential new accounting pronouncements; the effects of terrorist activity and armed conflict such as disruptions in general economic activity and changes in MRV’s, Luminent’s or Fiberxon’s operations and security arrangements; the effects of travel restrictions and quarantines associated with major health problems, such as the Severe Acute Respiratory Syndrome or Bird Flu, on general economic activity; and continued softness in corporate information technology spending or other changes in general economic conditions that affect demand for fiber optic components.
For further information regarding risks and uncertainties associated with MRV’s and Luminent’s businesses generally, and their businesses in particular, please refer to the “Management’s Discussion and Analysis of Results of Operations and Financial Condition” and “Risk Factors” sections of MRV’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting MRV’s investor relations department or at MRV’s investor relations website at http://ir.mrv.com. MRV disclaims any intention or obligation to update any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.
About MRV Communications, Inc.
MRV Communications, Inc. (“MRV”) is a leading provider of network equipment and services, and optical components. MRV’s networking business provides equipment used by commercial customers, governments and telecommunications service providers, and includes switches, routers, physical layer products and out-of-band management products as well as specialized networking products for aerospace, defense and other applications including voice and cellular communication. MRV’s optical components business provides optical communications components for metropolitan, access and Fiber-to-the- Premises applications, through its wholly-owned subsidiary Luminent, Inc. MRV markets and sells its products worldwide through a variety of channels, including a dedicated direct sales force, manufacturers’ representatives, value-added-resellers, distributors and systems integrators. MRV also has operations in Europe that provide network system design, integration and distribution services that include products manufactured by third-party vendors, as well as internally developed and manufactured products. Publicly traded since 1992, MRV is listed on the NASDAQ Global Market under the symbol MRVC. For more information about MRV and its products, please call (818) 773-0900 or visit our websites at www.mrv.com and www.luminentoic.com.
About Luminent, Inc.
Luminent is a wholly owned subsidiary of MRV and a world-class, leading edge manufacturer of optical components since 1988. Luminent provides complete solutions for Metro Transceivers, FTTP applications, and CWDM/DWDM solutions. The Company’s US and Taiwan based facilities leverage off internal vertical integration to offer the lowest cost, high volume component solutions. With Research and Design centers in both California and Taiwan, Luminent is well positioned to respond quickly and with great flexibility to global customer requirements and design cycles. Luminent’s Taiwan facility is an ISO9001, TL9000 and ISO14001 certified high volume manufacturing facility fully staffed to address continual cost reduction via production and automation engineering teams. With a state-of-the-art, mass manufacturing facility utilizing metal organic chemical vapor deposition (MOCVD) and fully automatic packaging and testing processes, Luminent is positioned to deliver state of the art solutions at compelling price points.
About Fiberxon
Fiberxon Inc. is focused on the design, manufacturing, and marketing of best-in-class and cost effective optoelectronic interface modules and solutions for communication systems and networks. Founded in 2000, Fiberxon has an office in Santa Clara, California, and subsidiaries and offices in Tokyo, Beijing, Shanghai, Shenzhen and Chengdu and Macao. Fiberxon meets the demands of its customers worldwide with products and services derived from its innovation in technology, product development, and manufacturing processes, as well as its complete quality and reliability assurance systems. For more information about Fiberxon’s products, please visit www.fiberxon.com.

Investor Relations MRV MRV Communications, Inc. (818) 886-MRVC (6782)	The Blueshirt Group for MRV Chris Danne, Rakesh Mehta chris@blueshirtgroup.com Investor Relations (415) 217-7722 ir@mrv.com rakesh@blueshirtgroup.co